UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 29, 2006

BOIS d’ARC ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	000-32494	20-1268553
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Travis Street

Suite 5200

Houston, Texas 77002

(Address of principal executive offices)

(713) 228-0438

(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 2, 2006 the Board of Directors determined that service by Cecil E. Martin on the audit committees of more than three public companies did not impair the ability of Mr. Martin to effectively serve on the Company's Audit Committee and that his continued service on the Audit Committee is in the best interest of the Company and its stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BOIS d'ARC ENERGY, INC.

Dated: June 29, 2006	By:	/s/ ROLAND O. BURNS
Roland O. Burns
Senior Vice President, Chief Financial Officer and Secretary